Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 85 to Registration Statement No. 002-84776 on Form N-1A of our reports each dated January 29, 2009 relating to the financial statements and financial highlights of Fidelity Advisor Series I, including Fidelity Advisor Equity Growth Fund, Fidelity Advisor Equity Income Fund, Fidelity Advisor Equity Value Fund, Fidelity Advisor Growth Opportunities Fund, Fidelity Advisor Value Strategies Fund, Fidelity Advisor Growth & Income Fund, Fidelity Advisor Large Cap Fund, Fidelity Advisor Mid-Cap Fund and Fidelity Advisor Strategic Growth Fund, each appearing in the Annual Report on Form N-CSR of Fidelity Advisor Series I for the year ended November 30, 2008, and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Boston, Massachusetts

March 20, 2009